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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-11067, 333-15907, 333-17021, Amendment No. 1 to 333-23035, 333-37247,
333-37383, 333-41603, 333-58045, 333-68505, 333-76379, 333-76757, 333-82134,
333-82569, 333-84419, 333-88813, 333-88819, Amendment No. 1 to 333-91621,
333-115693, 333-115694 and Amendment No. 1 to 333-120373 of General Growth
Properties, Inc. on Form S-3 and the Registration Statements File Nos. 33-79372, 333-07241, 333-11237, 333-28449, 333-74461, 333-79737 and 333-105882 of General
Growth Properties, Inc. on Form S-8 of our reports dated March 21, 2005 (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph relating to the change in accounting for debt extinguishment costs in 2003), relating to the consolidated financial statements and consolidated financial statement schedule of General Growth Properties, Inc. and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of General Growth Properties, Inc. for the year ended December 31, 2004.

DELOITTE & TOUCHE LLP

Chicago, Illinois
March 21, 2005